UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2011 (May 17, 2011)
FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12117	75-1328153

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3813 Green Hills Village Drive
Nashville, Tennessee	37215

(Address of Principal Executive Offices)	(Zip Code)
(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 17, 2011, the Board of Directors of First Acceptance Corporation (the “Company”) appointed John Barnett, 44, to serve as the Senior Vice President of Finance of the Company, in which capacity Mr. Barnett will serve as the Company’s principal financial and accounting officer. Mr. Barnett has served as the Company’s Vice President of Planning and Analysis since March 3, 2009 and served as the Company’s Director of Financial Planning and Analysis from May 15, 2007 until March 3, 2009. Prior to joining the Company, Mr. Barnett was employed with Anheuser-Busch for eight years, most recently serving as Senior Manager, Planning and Analysis. Mr. Barnett will continue to serve under the terms of his current Employment Agreement, dated May 15, 2007, as amended March 3, 2009, which is filed as Exhibit 99 to this report. Mr. Barnett’s current base salary is $ 210,000 and he is eligible to receive an annual bonus of up to 40% of his base salary.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
99	Employment Agreement, dated May 15, 2007, as amended March 3, 2009, by and between First Acceptance Corporation and John Barnett.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION
By:	/s/ Stephen J. Harrison
Stephen J. Harrison
Chief Executive Officer

Date: May 23, 2011